Name of Registrant:
Franklin Fund Allocator Series

File No. 811-07851

EXHIBIT ITEM No. 77D (g): Policies with respect to security investments

From Prospectus Supplement GOF P8 12/17:

SUPPLEMENT DATED DECEMBER 7, 2017
TO THE CURRENTLY EFFECTIVE PROSPECTUS
OF EACH OF THE LISTED FUNDS
FRANKLIN FUND ALLOCATOR SERIES
Franklin Conservative Allocation Fund
Franklin Moderate Allocation Fund
Franklin Growth Allocation Fund
Franklin LifeSmart Retirement Income Fund
Franklin LifeSmart 2020 Retirement Target Fund
Franklin LifeSmart 2025 Retirement Target Fund
Franklin LifeSmart 2030 Retirement Target Fund
Franklin LifeSmart 2035 Retirement Target Fund
Franklin LifeSmart 2040 Retirement Target Fund
Franklin LifeSmart 2045 Retirement Target Fund
Franklin LifeSmart 2050 Retirement Target Fund
Franklin LifeSmart 2055 Retirement Target Fund
The prospectus of each Fund is amended as follows:
I. The following is added to the "Fund Details - Information about the Underlying Franklin Templeton Funds" section of the prospectus:

Franklin FTSE Australia ETF The fund invests at least 80% of its assets in the component securities of the FTSE Australia Capped
Index and in depositary receipts representing such securities.
The FTSE Australia Capped Index is a free float-adjusted market capitalization weighted index maintained and calculated by FTSE
Russell with a capping methodology applied quarterly.
The index is based on the FTSE Australia Index and is designed to measure the performance of Australian large- and mid-capitalization stocks.
Franklin FTSE Brazil ETF The fund invests at least 80% of its assets in the component securities of the FTSE Brazil Capped
Index and in depositary receipts representing such securities.
The FTSE Brazil Capped Index is a free float-adjusted market capitalization weighted index maintained and calculated by FTSE Russell with a capping methodology applied quarterly.
The index is based on the FTSE Brazil Index and is designed to measure the performance of Brazilian large- and mid-capitalization stocks.
Franklin FTSE Canada ETF The fund invests at least 80% of its assets in the component securities of the FTSE Canada Capped
Index and in depositary receipts representing such securities.
The FTSE Canada Capped Index is a free float-adjusted market capitalization weighted index maintained and calculated by FTSE Russell with a capping methodology applied quarterly.
The index is based on the FTSE Canada Index and is designed to measure the performance of Canadian large- and mid-capitalization stocks.
Franklin FTSE China ETF The fund invests at least 80% of its assets in the component securities of the FTSE China Capped
Index and in depositary receipts representing such securities.
The FTSE China Capped Index is a free float-adjusted market capitalization weighted index maintained and calculated by FTSE
Russell with a capping methodology applied quarterly.
The index is based on the FTSE China Index and is designed to measure the performance of Chinese large- and mid-capitalization stocks.
Franklin FTSE France ETF The fund invests at least 80% of its assets in the component securities of the FTSE France Capped
Index and in depositary receipts representing such securities.
The FTSE France Capped Index is a free float-adjusted market capitalization weighted index maintained and calculated by FTSE Russell with a capping methodology applied quarterly.
The index is based on the FTSE France Index and is designed to measure the performance of French large- and mid-capitalization stocks.
Franklin FTSE Germany ETF The fund invests at least 80% of its assets in the component securities of the FTSE Germany Capped
Index and in depositary receipts representing such securities.
The FTSE Germany Capped Index is a free float-adjusted market capitalization weighted index maintained and calculated by FTSE
Russell with a capping methodology applied quarterly. The index is based on the FTSE Germany Index and is designed to measure the performance of German large- and mid-capitalization stocks.
Franklin FTSE Hong Kong ETF The fund invests at least 80% of its assets in the component securities of the FTSE Hong Kong Capped
Index and in depositary receipts representing such securities.
The FTSE Hong Kong Capped Index is a free float-adjusted market capitalization weighted index maintained and calculated by FTSE
Russell with a capping methodology applied quarterly. The index is based on the FTSE Hong Kong Index and is designed to measure the performance of Hong Kong large- and mid-capitalization stocks. Franklin FTSE India ETF The fund invests at least 80% of its assets in the component securities of the FTSE India Capped Index and in depositary receipts representing such securities. The FTSE
India Capped Index is a free float-adjusted market capitalization weighted index maintained and calculated by FTSE Russell with a capping methodology applied quarterly. The index is based on the FTSE India Index and is designed to measure the performance of Indian large- and mid-capitalization stocks.
Franklin FTSE Italy ETF The fund invests at least 80% of its assets in the component securities of the FTSE Italy Capped
Index and in depositary receipts representing such securities.
The FTSE Italy Capped Index is a free float-adjusted market capitalization weighted index maintained and calculated by FTSE
Russell with a capping methodology applied quarterly. The index is based on the FTSE Italy Index and is designed to measure the performance of Italian large- and mid-capitalization stocks.
Franklin FTSE Japan ETF The fund invests at least 80% of its assets in the component securities of the FTSE Japan Capped
Index and in depositary receipts representing such securities.
The FTSE Japan Capped Index is a free float-adjusted market capitalization weighted index maintained and calculated by FTSE
Russell with a capping methodology applied quarterly. The index is based on the FTSE Japan Index and is designed to measure the performance of Japanese large- and mid-capitalization stocks.
Franklin FTSE Mexico ETF The fund invests at least 80% of its assets in the component securities of the FTSE Mexico Capped
Index and in depositary receipts representing such securities.
The FTSE Mexico Capped Index is a free float-adjusted market capitalization weighted index maintained and calculated by FTSE
Russell with a capping methodology applied quarterly. The index is based on the FTSE Mexico Index and is designed to measure the performance of Mexican large- and mid-capitalization stocks.
Franklin FTSE Russia ETF The fund invests at least 80% of its assets in the component securities of the FTSE Russia Capped Index and in depositary receipts representing such securities. The FTSE
Russia Capped Index is a free float-adjusted market capitalization weighted index maintained and calculated by FTSE Russell with a capping methodology applied quarterly. The index is based on the FTSE Russia Index and is designed to measure the performance of Russian large- and mid-capitalization stocks.
Franklin FTSE South Korea ETF The fund invests at least 80% of its assets in the component securities of the FTSE South Korea Capped
Index and in depositary receipts representing such securities.
The FTSE South Korea Capped Index is a free float-adjusted market capitalization weighted index maintained and calculated by FTSE
Russell with a capping methodology applied quarterly. The index is based on the FTSE South Korea Index and is designed to measure the performance of South Korean large- and mid-capitalization stocks. Franklin FTSE Switzerland ETF The fund invests at least 80% of its assets in the component securities of the FTSE Switzerland Capped
Index and in depositary receipts representing such securities. The
FTSE Switzerland Capped Index is a free float-adjusted market capitalization weighted index maintained and calculated by FTSE
Russell with a capping methodology applied quarterly. The index is based on the FTSE Switzerland Index and is designed to measure the performance of Swiss large- and mid-capitalization stocks.
Franklin FTSE Taiwan ETF The fund invests at least 80% of its assets in the component securities of the FTSE Taiwan Capped Index and in depositary receipts representing such securities. The FTSE
Taiwan Capped Index is a free float-adjusted market capitalization weighted index maintained and calculated by FTSE Russell with a capping methodology applied quarterly. The index is based on the FTSE Taiwan Index and is designed to measure the performance of Taiwanese large- and mid-capitalization stocks.
Franklin FTSE United Kingdom ETF The fund invests at least 80% of its assets in the component securities of the FTSE UK Capped Index and in depositary receipts representing such securities. The FTSE
UK Capped Index is a free float-adjusted market capitalization weighted index maintained and calculated by FTSE Russell with a capping methodology applied quarterly. The index is based on the FTSE UK Index and is designed to measure the performance of United Kingdom large- and mid-capitalization stocks.
Franklin FTSE Asia ex Japan ETF The fund invests at least 80% of its assets in the component securities of the FTSE Asia ex Japan
Capped Index and in depositary receipts representing such securities. The FTSE Asia ex Japan Capped Index is a free float-adjusted market capitalization weighted index maintained and calculated by FTSE Russell with a capping methodology applied quarterly. The index is based on the FTSE Asia ex Japan Index and is designed to measure the performance of large-and mid-capitalization stocks from developed and emerging Asian countries, excluding Japan.
Franklin FTSE Europe ETF The fund invests at least 80% of its assets in the component securities of the FTSE Developed Europe
Capped Index and in depositary receipts representing such securities. The FTSE Developed Europe Capped Index is a free float-adjusted market capitalization weighted index maintained and calculated by FTSE Russell with a capping methodology applied quarterly. The index is based on the FTSE Developed Europe Index and is designed to measure the performance of large- and mid-capitalization stocks from developed European countries.
Franklin FTSE Europe Hedged ETF The fund invests at least 80% of its assets in the component securities of the FTSE Developed Europe
Capped Hedged Index and in depositary receipts representing such securities. The FTSE Developed Europe Capped Hedged Index is a free float-adjusted market capitalization weighted index maintained and calculated by FTSE Russell with a capping methodology applied quarterly. The index is based on the FTSE Developed Europe
Hedged to USD Index and is designed to measure the performance of large- and mid-capitalization stocks from developed European countries. Franklin FTSE Japan Hedged ETF The fund invests at least 80% of its assets in the component securities of the FTSE Japan Capped
Hedged Index and in depositary receipts representing such securities. The FTSE Japan Capped Hedged Index is a free float-adjusted market capitalization weighted index maintained and calculated by FTSE Russell with a capping methodology applied quarterly. The index is based on the FTSE Japan Hedged to USD Index and is designed to measure the performance of Japanese large- and mid-capitalization stocks.
II. The following is added to the "Fund Details - Information about the Underlying Franklin Templeton Funds" section of the Franklin Conservative Allocation Fund, Franklin Moderate Allocation
Fund and Franklin Growth Allocation Fund prospectus:

Franklin High Yield Tax-Free Income Fund The fund invests in high yielding, lower rated municipal securities from across the nation.